EXHIBIT 99.1
MARTIN MIDSTREAM PARTNERS REPORTS
2014 SECOND QUARTER FINANCIAL RESULTS

KILGORE, Texas, July 30, 2014 (GlobeNewswire) -- Martin Midstream Partners L.P. (Nasdaq: MMLP) (the "Partnership") announced today its financial results for the second quarter ended June 30, 2014.

The Partnership reported a net loss for the second quarter of 2014 of $1.0 million, or $0.03 per limited partner unit, primarily due to costs incurred related to the refinance of our 8.875% senior notes, which negatively impacted earnings by $11.6 million, or $0.40 per limited partner unit but had no impact on distributable cash flow. This compared to net income for the second quarter of 2013 of $9.1 million, or $0.33 per limited partner unit. The Partnership reported net income for the six months ended June 30, 2014 of $10.8 million, or $0.38 per limited partner unit. Net income for the six months ended June 30, 2014 was negatively impacted by costs incurred related to the refinance of our 8.875% senior notes of $11.6 million, or $0.42 per limited partner unit. This compared to net income for the six months ended June 30, 2013 of $25.7 million, or $0.95 per limited partner unit. Revenues for the second quarter of 2014 were $418.9 million compared to $358.2 million for the second quarter of 2013. Revenues for the six months ended June 30, 2014 were $916.0 million compared to revenues of $791.9 million for the six months ended June 30, 2013.

The Partnership's adjusted EBITDA for the second quarter of 2014 was $31.9 million. This compared to adjusted EBITDA for the second quarter of 2013 of $33.8 million. The Partnership's adjusted EBITDA for the six months ended June 30, 2014 was $70.8 million. This compared to adjusted EBITDA for the six months ended June 30, 2013 of $72.5 million. EBITDA and adjusted EBITDA are non-GAAP financial measures which are explained in greater detail below under the heading “Use of Non-GAAP Financial Information.” The Partnership has also included below a table entitled “Reconciliation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow” in order to show the components of these non-GAAP financial measures and their reconciliation to the most comparable GAAP measurement.

The Partnership's distributable cash flow for the second quarter of 2014 was $19.2 million. This compared to distributable cash flow for the second quarter of 2013 of $20.6 million. The Partnership's distributable cash flow for the six months ended June 30, 2014 was $40.7 million. This compared to distributable cash flow for the six months ended June 30, 2013 of $49.5 million. The reduction in distributable cash flow over the prior six month period is due to increased maintenance capital expenditures and turnaround costs of $8.4 million, which were heavily weighted in the first six months of 2014. Distributable cash flow is a non-GAAP financial measure which is explained in greater detail below under “Use of Non-GAAP Financial Information.” The Partnership has also included below a table entitled “Reconciliation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measurement.

Included with this press release are the Partnership's consolidated financial statements as of and for the three and six months ended June 30, 2014 and certain prior periods. These financial statements should be read in conjunction with the information contained in the Partnership's Quarterly Report on Form 10-Q, to be filed with the Securities and Exchange Commission on July 31, 2014.

Ruben Martin, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of Martin Midstream Partners, said, “We finished the quarter with a 0.88 times distribution coverage ratio which is better than we forecasted for the seasonally weaker second quarter. I’m pleased that based on our second quarter performance combined with visibility for the second half of the year, we were able to increase the cash distribution payable to unit holders by 0.6% over the previous quarter. Our distribution is now $3.17 on an annualized basis.

"The diverse nature of our operations generated stronger than anticipated cash flow in our terminalling business, natural gas liquids business and our Sulfur Services segment. However, this was offset by weakness in our Marine Transportation segment primarily attributed to higher repair and maintenance and dry docking costs in our offshore fleet. Although these costs are typically incurred only every three to five years, our entire offshore fleet was impacted this year. Additionally, we restructured certain debt components on our balance sheet to lower our future financing costs, which negatively impacted net income. While this created a loss for the quarter, it had no negative impact on distributable cash flow.

"Lastly, during the quarter we were pleased to upsize our revolving credit facility to $900 million. This larger facility will provide ample liquidity for us to execute on potential acquisitions as well as organic growth projects."

Quarterly Cash Distribution

The quarterly cash distribution of $0.7925 per common unit, which was announced on July 24, 2014, is payable on August 14, 2014 to common unitholders of record as of the close of business on August 7, 2014. The ex-dividend date for the cash distribution is August 5, 2014. This distribution reflects an annualized distribution rate of $3.17 per unit.

Investors' Conference Call

An investors' conference call to review the second quarter results will be held on Thursday, July 31, 2014, at 8:00 a.m. Central Time. The conference call can be accessed by calling (877) 878-2695. An audio replay of the conference call will be available by calling (855) 859-2056 from 11:00 a.m. Central Time on July 31, 2014 through 10:59 p.m. Central Time on August 12, 2014. The access code for the conference call and the audio replay is Conference ID No. 77992607. The audio replay of the conference call will also be archived on Martin Midstream Partners' website at www.martinmidstream.com.

About Martin Midstream Partners
The Partnership is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership's primary business segments include: (1) terminalling, storage and packaging services for petroleum products and by-products; (2) natural gas services, including liquids distribution services and natural gas storage; (3) sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and (4) marine transportation services for petroleum products and by-products.

Forward-Looking Statements

Statements about the Partnership's outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Information

The Partnership's management uses a variety of financial and operational measurements other than its financial statements prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”) to analyze its performance. These include: (1) net income before interest expense, income tax expense, and depreciation and amortization (“EBITDA”), (2) adjusted EBITDA and (3) distributable cash flow. The Partnership's management views these measures as important performance measures of core profitability for its operations and the ability to generate and distribute cash flow, and as key components of its internal financial reporting. The Partnership's management believes investors benefit from having access to the same financial measures that management uses.

EBITDA and Adjusted EBITDA. Certain items excluded from EBITDA and adjusted EBITDA are significant components in understanding and assessing an entity's financial performance, such as cost of capital and historic costs of depreciable assets. The Partnership has included information concerning EBITDA and adjusted EBITDA because it provides investors and management with additional information to better understand the following: financial performance of the Partnership's assets without regard to financing methods, capital structure or historical cost basis; the Partnership's operating performance and return on capital as compared to those of other similarly situated entities; and the viability of acquisitions and capital expenditure projects. The Partnership's method of computing adjusted EBITDA may not be the same method used to compute similar measures reported by other entities. The economic substance behind the Partnership's use of adjusted EBITDA is to measure the ability of the Partnership's assets to generate cash sufficient to pay interest costs, support its indebtedness and make distributions to its unitholders.

Distributable Cash Flow. Distributable cash flow is a significant performance measure used by the Partnership's management and by external users of its financial statements, such as investors, commercial banks and research analysts, to compare basic cash flows generated by the Partnership to the cash distributions it expects to pay unitholders. Distributable cash flow is also an important financial measure for the Partnership's unitholders since it serves as an indicator of the Partnership's success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not the Partnership is generating cash flow at a level that can sustain or support an increase in its quarterly distribution rates. Distributable cash flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships because the value of a unit of such an entity is generally determined by the unit's yield, which in turn is based on the amount of cash distributions the entity pays to a unitholder.

EBITDA, adjusted EBITDA and distributable cash flow should not be considered alternatives to, or more meaningful than, net income, cash flows from operating activities, or any other measure presented in accordance with GAAP. The Partnership's method of computing these measures may not be the same method used to compute similar measures reported by other entities.

Additional information concerning the Partnership is available on the Partnership's website at www.martinmidstream.com.

Contact: Joe McCreery, Head of Investor Relations, at (903) 988-6425 and (877) 256-6644.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Dollars in thousands)

	June 30, 2014	December 31, 2013
	(Unaudited)	(Audited)
Assets
Cash	$2,704	$16,542
Accounts and other receivables, less allowance for doubtful accounts of $1,807 and $2,492, respectively	145,418	163,855
Product exchange receivables	4,164	2,727
Inventories	113,346	94,902
Due from affiliates	21,915	12,099
Other current assets	11,173	7,353
Total current assets	298,720	297,478

Property, plant and equipment, at cost	970,170	929,183
Accumulated depreciation	(329,772)	(304,808)
Property, plant and equipment, net	640,398	624,375

Goodwill	23,802	23,802
Investment in unconsolidated entities	266,445	128,662
Debt issuance costs, net	14,191	15,659
Fair value of derivatives	547	—
Other assets, net	6,653	7,943
	$1,250,756	$1,097,919

Liabilities and Partners’ Capital
Trade and other accounts payable	$121,578	$142,951
Product exchange payables	22,078	9,595
Due to affiliates	6,555	2,596
Income taxes payable	818	1,204
Other accrued liabilities	18,806	20,242
Total current liabilities	169,835	176,588

Long-term debt	692,168	658,695
Other long-term obligations	2,020	2,219
Total liabilities	864,023	837,502

Commitments and contingencies
Partners’ capital	386,733	260,417
	$1,250,756	$1,097,919

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on July 31, 2014.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenues:
Terminalling and storage *	$34,167	$27,420	$65,968	$56,311
Marine transportation *	22,153	25,497	45,563	50,477
Sulfur services	3,038	3,001	6,075	6,002
Product sales: *
Natural gas services	248,601	187,200	581,938	446,309
Sulfur services	59,543	57,895	110,713	125,279
Terminalling and storage	51,443	57,175	105,716	107,496
	359,587	302,270	798,367	679,084
Total revenues	418,945	358,188	915,973	791,874

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas services *	238,622	181,523	559,320	430,301
Sulfur services *	45,315	44,786	83,168	97,583
Terminalling and storage *	46,806	50,273	94,835	94,088
	330,743	276,582	737,323	621,972
Expenses:
Operating expenses *	48,256	43,035	92,152	86,395
Selling, general and administrative *	8,745	6,383	17,351	13,413
Depreciation and amortization	14,594	12,353	28,586	24,246
Total costs and expenses	402,338	338,353	875,412	746,026

Other operating income	99	424	54	796
Operating income	16,706	20,259	40,615	46,644

Other income (expense):
Equity in earnings (loss) of unconsolidated entities	1,938	73	1,642	(301)
Interest expense	(11,441)	(10,940)	(22,892)	(19,998)
Debt prepayment premium	(7,767)	—	(7,767)	—
Other, net	(50)	(14)	(117)	(23)
Total other expense	(17,320)	(10,881)	(29,134)	(20,322)

Net income (loss) before taxes	(614)	9,378	11,481	26,322
Income tax expense	(354)	(300)	(654)	(607)
Net income (loss)	(968)	9,078	10,827	25,715
Less general partner's interest in net income	19	(181)	(217)	(514)
Less (income) loss allocable to unvested restricted units	3	(23)	(29)	(66)
Limited partners' interest in net income (loss)	$(946)	$8,874	$10,581	$25,135

Net income (loss) per unit attributable to limited partners - basic	$(0.03)	$0.33	$0.38	$0.95
Weighted average limited partner units - basic	28,924	26,558	27,757	26,561

Net income (loss) per unit attributable to limited partners - diluted	$(0.03)	$0.33	$0.38	$0.95
Weighted average limited partner units - diluted	28,924	26,579	27,791	26,577

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on July 31, 2014.

*Related Party Transactions Shown Below

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

*Related Party Transactions Included Above

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenues:
Terminalling and storage	$18,743	$17,485	$36,753	$34,813
Marine transportation	6,415	6,042	12,264	12,885
Product Sales	3,709	1,839	5,601	3,048
Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas services	10,808	7,036	19,261	15,592
Sulfur services	4,452	4,441	9,317	8,975
Terminalling and storage	6,553	14,189	16,397	26,150
Expenses:
Operating expenses	19,248	17,534	37,487	35,508
Selling, general and administrative	5,489	4,170	10,873	8,588

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on July 31, 2014.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CAPITAL
(Unaudited)
(Dollars in thousands)

	Partners’ Capital
	Common Limited		General Partner Amount
	Units	Amount		Total
Balances - January 1, 2013	26,566,776	$349,490	$8,472	$357,962
Net income	—	25,201	514	25,715
Issuance of restricted units	63,750	—	—	—
Forfeiture of restricted units	(250)	—	—	—
General partner contribution	—	—	37	37
Cash distributions	—	(41,135)	(917)	(42,052)
Unit-based compensation	—	479	—	479
Purchase of treasury units	(6,000)	(250)	—	(250)
Balances - June 30, 2013	26,624,276	$333,785	$8,106	$341,891

Balances - January 1, 2014	26,625,026	$254,028	$6,389	$260,417
Net income	—	10,610	217	10,827
Issuance of common units	4,017,156	160,514	—	160,514
Issuance of restricted units	6,900	—	—	—
Forfeiture of restricted units	(3,250)	—	—	—
General partner contribution	—	—	3,407	3,407
Cash distributions	—	(42,192)	(953)	(43,145)
Unit-based compensation	—	387	—	387
Excess purchase price over carrying value of acquired assets	—	(5,397)	—	(5,397)
Purchase of treasury units	(6,400)	(277)	—	(277)
Balances - June 30, 2014	30,639,432	$377,673	$9,060	$386,733

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on July31, 2014.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	Six Months Ended
	June 30,
	2014	2013
Cash flows from operating activities:
Net income	$10,827	$25,715
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28,586	24,246
Amortization of deferred debt issuance costs	4,588	2,075
Amortization of debt discount	1,305	153
Amortization of premium on notes payable	(82)	—
Gain on sale of property, plant and equipment	(54)	(796)
Equity in (earnings) loss of unconsolidated entities	(1,642)	301
Non-cash mark-to-market on derivatives	(547)	—
Unit-based compensation	387	479
Preferred dividends on MET investment	1,116	—
Other	—	6
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	15,962	66,658
Product exchange receivables	(1,437)	1,694
Inventories	(18,444)	4,946
Due from affiliates	(9,816)	(17,657)
Other current assets	(1,430)	(3,530)
Trade and other accounts payable	(23,574)	(29,256)
Product exchange payables	12,483	(1,211)
Due to affiliates	3,959	89
Income taxes payable	(386)	53
Other accrued liabilities	(1,449)	7,694
Change in other non-current assets and liabilities	597	(563)
Net cash provided by continuing operating activities	20,949	81,096
Net cash used in discontinued operating activities	—	(8,678)
Net cash provided by operating activities	20,949	72,418
Cash flows from investing activities:
Payments for property, plant and equipment	(41,237)	(28,621)
Acquisitions	(1,991)	(63,004)
Payments for plant turnaround costs	(3,910)	—
Proceeds from sale of property, plant and equipment	702	4,719
Proceeds from involuntary conversion of property, plant and equipment	2,475	—
Investment in unconsolidated entities	(134,413)	(15,000)
Return of investments from unconsolidated entities	2,425	1,357
Contributions to unconsolidated entities	(3,070)	(15,578)
Net cash used in investing activities	(179,019)	(116,127)
Cash flows from financing activities:
Payments of long-term debt	(885,000)	(439,000)
Payments of notes payable and capital lease obligations	—	(160)
Proceeds from long-term debt	917,250	529,000
Net proceeds from issuance of common units	160,514	—
General partner contribution	3,407	37
Purchase of treasury units	(277)	(250)
Payment of debt issuance costs	(3,120)	(9,011)
Excess purchase price over carrying value of acquired assets	(5,397)	—
Cash distributions paid	(43,145)	(42,052)
Net cash provided by financing activities	144,232	38,564
Net decrease in cash	(13,838)	(5,145)
Cash at beginning of period	16,542	5,162
Cash at end of period	$2,704	$17
Non-cash additions to property, plant and equipment	$3,111	$—

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on July 31, 2014.

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Unaudited)
(Dollars and volumes in thousands, except BBL per day)

Terminalling and Storage Segment

Comparative Results of Operations for the Three Months Ended June 30, 2014 and 2013

	Three Months Ended June 30,		Variance	Percent Change
	2014	2013
	(In thousands, except BBL per day)
Revenues:
Services	$35,474	$28,587	$6,887	24%
Products	51,443	57,175	(5,732)	(10)%
Total revenues	86,917	85,762	1,155	1%

Cost of products sold	47,310	51,139	(3,829)	(7)%
Operating expenses	20,370	17,739	2,631	15%
Selling, general and administrative expenses	731	748	(17)	(2)%
Depreciation and amortization	9,415	7,297	2,118	29%
	9,091	8,839	252	3%
Other operating income	83	97	(14)	(14)%
Operating income	$9,174	$8,936	$238	3%

Lubricant sales volumes (gallons)	8,814	10,450	(1,636)	(16)%
Shore-based throughput volumes (gallons)	61,466	67,069	(5,603)	(8)%
Smackover refinery throughput volumes (BBL per day)	7,102	7,010	92	1%
Corpus Christi crude terminal (BBL per day)	166,971	105,986	60,985	58%

Comparative Results of Operations for the Six Months Ended June 30, 2014 and 2013

	Six Months Ended June 30,		Variance	Percent Change
	2014	2013
	(In thousands, except BBL per day)
Revenues:
Services	$68,498	$58,619	$9,879	17%
Products	105,716	107,496	(1,780)	(2)%
Total revenues	174,214	166,115	8,099	5%

Cost of products sold	95,835	95,409	426	—%
Operating expenses	40,122	35,433	4,689	13%
Selling, general and administrative expenses	1,698	1,443	255	18%
Depreciation and amortization	18,390	14,393	3,997	28%
	18,169	19,437	(1,268)	(7)%
Other operating income	38	168	(130)	(77)%
Operating income	$18,207	$19,605	$(1,398)	(7)%

Lubricant sales volumes (gallons)	17,977	19,247	(1,270)	(7)%
Shore-based throughput volumes (gallons)	122,618	142,017	(19,399)	(14)%
Smackover refinery throughput volumes (BBL per day)	5,132	6,730	(1,598)	(24)%
Corpus Christi crude terminal (BBL per day)	153,732	107,677	46,055	43%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Unaudited)
(Dollars and volumes in thousands, except BBL per day)

Natural Gas Services Segment

Comparative Results of Operations for the Three Months Ended June 30, 2014 and 2013

	Three Months Ended June 30,		Variance	Percent Change
	2014	2013
	(In thousands)
Revenues:
Marine transportation	$69	$1,515	$(1,446)	(95)%
Products	248,601	187,200	61,401	33%
Total revenues	248,670	188,715	59,955	32%

Cost of products sold	239,114	181,893	57,221	31%
Operating expenses	2,318	990	1,328	134%
Selling, general and administrative expenses	1,741	718	1,023	142%
Depreciation and amortization	675	554	121	22%
Operating income	$4,822	$4,560	$262	6%

Distributions from unconsolidated entities	$561	$1,436	$(875)	(61)%

NGL sales volumes (Bbls)	4,039	3,016	1,023	34%

Comparative Results of Operations for the Six Months Ended June 30, 2014 and 2013

	Six Months Ended June 30,		Variance	Percent Change
	2014	2013
	(In thousands)
Revenues:
Marine transportation	$365	$1,845	$(1,480)	(80)%
Products	581,938	446,309	135,629	30%
Total revenues	582,303	448,154	134,149	30%

Cost of products sold	560,254	431,029	129,225	30%
Operating expenses	4,233	1,971	2,262	115%
Selling, general and administrative expenses	3,177	1,644	1,533	93%
Depreciation and amortization	1,179	846	333	39%
Operating income	$13,460	$12,664	$796	6%

Distributions from unconsolidated entities	$1,341	$1,961	$(620)	(32)%

NGL sales volumes (Bbls)	8,997	6,721	2,276	34%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Unaudited)
(Dollars and volumes in thousands, except BBL per day)

Sulfur Services Segment

Comparative Results of Operations for the Three Months Ended June 30, 2014 and 2013

	Three Months Ended June 30,		Variance	Percent Change
	2014	2013
	(In thousands)
Revenues:
Services	$3,038	$3,001	$37	1%
Products	59,543	57,895	1,648	3%
Total revenues	62,581	60,896	1,685	3%

Cost of products sold	45,406	44,877	529	1%
Operating expenses	4,809	4,186	623	15%
Selling, general and administrative expenses	1,123	1,016	107	11%
Depreciation and amortization	2,031	1,957	74	4%
Operating income	$9,212	$8,860	$352	4%

Sulfur (long tons)	204.1	209.1	(5.0)	(2)%
Fertilizer (long tons)	89.8	71.3	18.5	26%
Total sulfur services volumes (long tons)	293.9	280.4	13.5	5%

Comparative Results of Operations for the Six Months Ended June 30, 2014 and 2013

	Six Months Ended June 30,		Variance	Percent Change
	2014	2013
	(In thousands)
Revenues:
Services	$6,075	$6,002	$73	1%
Products	110,713	125,279	(14,566)	(12)%
Total revenues	116,788	131,281	(14,493)	(11)%

Cost of products sold	83,349	97,764	(14,415)	(15)%
Operating expenses	8,786	8,625	161	2%
Selling, general and administrative expenses	2,238	2,063	175	8%
Depreciation and amortization	4,014	3,923	91	2%
Operating income	$18,401	$18,906	$(505)	(3)%

Sulfur (long tons)	394.5	403.1	(8.6)	(2)%
Fertilizer (long tons)	181.0	175.0	6.0	3%
Total sulfur services volumes (long tons)	575.5	578.1	(2.6)	—%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Unaudited)
(Dollars and volumes in thousands, except BBL per day)

Marine Transportation Segment

Comparative Results of Operations for the Three Months Ended June 30, 2014 and 2013

	Three Months Ended June 30,		Variance	Percent Change
	2014	2013
	(In thousands)
Revenues	$23,282	$25,021	$(1,739)	(7)%
Operating expenses	22,177	20,999	1,178	6%
Selling, general and administrative expenses	312	353	(41)	(12)%
Depreciation and amortization	2,473	2,545	(72)	(3)%
	(1,680)	1,124	(2,804)	(249)%
Other operating income	16	327	(311)	(95)%
Operating income	$(1,664)	$1,451	$(3,115)	(215)%

Comparative Results of Operations for the Six Months Ended June 30, 2014 and 2013

	Six Months Ended June 30,		Variance	Percent Change
	2014	2013
	(In thousands)
Revenues	$47,396	$50,253	$(2,857)	(6)%
Operating expenses	41,624	42,065	(441)	(1)%
Selling, general and administrative expenses	503	772	(269)	(35)%
Depreciation and amortization	5,003	5,084	(81)	(2)%
	266	2,332	(2,066)	(89)%
Other operating income	16	628	(612)	(97)%
Operating income	$282	$2,960	$(2,678)	(90)%

Non-GAAP Financial Measures

The following table reconciles the non-GAAP financial measurements used by management to our most directly comparable GAAP measures for the three and six months ended June 30, 2014 and 2013, which represents EBITDA, Adjusted EBITDA and Distributable Cash Flow from continuing operations.

Reconciliation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Net income (loss)	$(968)	$9,078	$10,827	$25,715
Adjustments:
Interest expense	11,441	10,940	22,892	19,998
Income tax expense	354	300	654	607
Depreciation and amortization	14,594	12,353	28,586	24,246
EBITDA	25,421	32,671	62,959	70,566
Adjustments:
Equity in (earnings) loss of unconsolidated entities	(1,938)	(73)	(1,642)	301
Gain on sale of property, plant and equipment	(99)	(424)	(54)	(796)
Debt prepayment premium	7,767	—	7,767	—
Distributions from unconsolidated entities	561	1,436	1,341	1,961
Unit-based compensation	208	223	387	479
Adjusted EBITDA	31,920	33,833	70,758	72,511
Adjustments:
Interest expense	(11,441)	(10,940)	(22,892)	(19,998)
Income tax expense	(354)	(300)	(654)	(607)
Amortization of debt discount	1,228	77	1,305	153
Amortization of debt premium	(82)	—	(82)	—
Amortization of deferred debt issuance costs	3,778	806	4,588	2,075
Non-cash mark-to-market on derivatives	547	—	547	—
Payments of installment notes payable and capital lease obligations	—	(79)	—	(160)
Payments for plant turnaround costs	(1,746)	—	(3,910)	—
Maintenance capital expenditures	(4,616)	(2,822)	(8,954)	(4,500)
Distributable Cash Flow	$19,234	$20,575	$40,706	$49,474